UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Pareteum Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PARETEUM CORPORATION

1185 Avenue of the Americas, 37th Floor

New York, NY 10036

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JULY 17, 2019

10:00 A.M. EASTERN TIME

TO THE STOCKHOLDERS OF PARETEUM CORPORATION:

The annual meeting of stockholders (the “Meeting”) of Pareteum Corporation (which we refer to as “Pareteum” or the “Company”) will be held at 1185 Avenue of the Americas, 37th Floor, New York, NY 10036, on July 17, 2019 at 10:00 a.m., Eastern Time. At the Meeting, the holders of the Company’s outstanding capital stock will act on the following matters:

1.	To elect four directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

and

2.	To ratify the appointment of Squar Milner LLP as our independent registered public accounting firm for the year ending December 31, 2019.

These matters are more fully described in the proxy statement accompanying this notice.

Only holders of the Company’s common stock of record at the close of business on May 24, 2019, are entitled to notice of and to vote at the Meeting. A proxy statement containing important information about the meeting and the matters being voted upon appears on the following pages.

The Board of Directors recommends that you vote “FOR” the proposals set forth in this Notice of Annual Meeting of Stockholders and the Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING

The Company has enclosed a copy of the proxy statement, the proxy card and the Company's annual report to stockholders for the year ended December 31, 2018 (the "Annual Report"). The proxy statement, the proxy card and the Annual Report are also available on the Company's website at www.proxyvote.com. If you plan on attending the Annual Meeting and voting your shares in person, you will need to bring photo identification in order to be admitted to the Annual Meeting. To obtain directions to the Annual Meeting, please call the Company at (212) 810-2182.

If you have any questions or need assistance voting your shares of our common stock, please contact the Company at (212) 810-2182.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Alexander Korff
Alexander Korff
Secretary

New York, New York

June 6, 2019

PLEASE NOTE: The Meeting will be held to tabulate the votes cast and to report the results of voting on the items described above. No other business matters are planned for the meeting.

QUESTIONS AND ANSWERS

The following are some questions that you, as a stockholder of the Company, may have about the Meeting, the proposals being considered at the Meeting, as applicable, and brief answers to those questions. These questions and answers may not address all questions that may be important to you as a stockholder of the Company. We encourage you to read carefully the more detailed information contained elsewhere in this proxy statement.

Q:	Why am I receiving this proxy statement?

A:	These proxy materials describe the proposals on which the Company would like you to vote and also give you information on these proposals so that you can make an informed decision. We are furnishing our proxy materials to all stockholders of record entitled to vote at the Meeting. As a stockholder, you are invited to attend the Meeting and are entitled and requested to vote on the proposals described in this proxy statement.

Q:	When and where is the Meeting?

A:	The Meeting will take place on July 17, 2019, starting at 10:00 a.m., Eastern Time, at 1185 Avenue of the Americas, 37th Floor, New York, NY 10036.

Q:	Who is entitled to vote at the Meeting?

A:	Only stockholders who our records show owned shares of our common stock as of the close of business on May 24, 2019, which is the record date for the Meeting, may vote at the Meeting. You will have one vote for each share of the Company’s common stock that you owned as of the record date. On the record date, we had 111,488,578 shares of common stock outstanding.

Q:	How are votes counted?

A:	Each share of our common stock entitles its holder to one vote per share.

Q:	What am I being asked to vote on?

A:	You will be voting on the following four proposals.

•	A proposal to elect four directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

•	A proposal to ratify the appointment of Squar Milner LLP as our independent registered public accounting firm for the year ending December 31, 2019.

Q:	How does the Company’s Board of Directors recommend that I vote on the proposals set forth in the Notice of Annual Meeting of Stockholders and the Proxy Statement?

A:	Our Board of Directors recommends that you vote “FOR” the election of each of the nominees for director and “FOR” each of the other proposals set forth in the Notice of Annual Meeting of Stockholders and the Proxy Statement.

Q:	Do I have dissenters’ rights if I vote against the proposals?

A:	There are no dissenters’ rights available to the Company’s stockholders with respect to any matter to be voted on at the Meeting.

Q:	What do I need to do now?

A:	We encourage you to read this entire proxy statement, and the documents we refer to in this proxy statement Then complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the Internet or by telephone, so that your shares can be voted at the Meeting. If you hold your shares in “street name,” please refer to the voting instruction forms provided by your broker, bank or other nominee to vote your shares.

Q:	What quorum is required for the Meeting?

A:	A quorum will exist at the Meeting if the holders of record of a majority of the issued and outstanding shares of the Company’s common stock are present in person or by proxy. Shares of the Company’s common stock that are voted to abstain are treated as shares that are represented at the Meeting for purposes of determining whether a quorum exists.

Q:	Who will tabulate the votes?

A:	The Company has designated a representative of Broadridge Financial Solutions as the Inspector of Election who will tabulate the votes.

Q:	What vote is required in order for the proposals to be approved?

A:	The following table sets forth the required vote for each proposal:

	Proposal	Required Vote	Page Number (for more details)

1.	Election of four directors	More FOR votes than WITHELD votes†	9

2.	Ratification of the appointment of Squar Milner LLP as our independent registered public accounting firm for the year ending December 31, 2019	Majority of votes cast	10

†	If the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy.

Q:	What are broker non-votes?

A:	Broker non-votes are shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients. Brokers holding shares of record for customers generally are not entitled to vote on “non-routine” matters, unless they receive voting instructions from their customers. The proposed ratification of the appointment of Squar Milner LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 is considered a “routine” matter. Accordingly, brokers are entitled to vote uninstructed shares only with respect to the ratification of the appointment of Squar Milner LLP as our independent registered public accounting firm.

Q:	How do I vote my shares if I am a record holder?

A:	If you are a record holder of shares (that is, the shares are registered with our transfer agent in your name and not the name of your broker or other nominee), you are urged to submit your proxy as soon as possible, so that your shares can be voted at the meeting in accordance with your instructions. Registered stockholders may vote in person at the Meeting, or by sending a personal representative to the Meeting with an appropriate proxy, or by one of the following methods:

•	By Internet. www.proxyvote.com;

•	By Telephone. 1-800-690-6903;

•	By Mail. If you received our proxy materials in the mail, you can complete, sign and date the included proxy card and return the proxy card in the prepaid envelope provided;

Please note that the Internet and telephone voting facilities for registered stockholders will close at 11:59 p.m., Eastern Time, on the day before the meeting date. For more information, please see “The Meeting—How to Vote Your Shares” below.

Q:	How do I vote my shares if I hold my shares in “street name” through a bank, broker or other nominee?

A:	If you hold your shares as a beneficial owner through a bank, broker or other nominee, you should have received instructions on how to vote your shares from your broker, bank or other nominee. Please follow their instructions carefully. You must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from your bank, broker or other nominee to ensure your shares are voted in the way you would like at the Meeting. Also, if you wish to vote in person at the Meeting, you must request a legal proxy from the bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the Meeting.

Q:	If my bank, broker or other nominee holds my shares in “street name,” will such party vote my shares for me?

A:	For all “non-routine” matters, not without your direction. Your broker, bank or other nominee will be permitted to vote your shares on any “non-routine” proposal only if you instruct your broker, bank or other nominee on how to vote. Under applicable stock exchange rules, brokers, banks or other nominees have the discretion to vote your shares on routine matters if you fail to instruct your broker, bank or other nominee on how to vote your shares with respect to such matters. The proposals to be voted upon by our stockholders described in this proxy statement, except for the ratification of the appointment of our independent registered public accounting firm, are “non-routine” matters, and brokers, banks and other nominees therefore cannot vote on these proposals without your instructions. The proposed ratification of the appointment of Squar Milner LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 is considered a “routine” matter. Accordingly, brokers, banks and other nominees are entitled to vote uninstructed shares only with respect to the ratification of the appointment of Squar Milner LLP as our independent registered public accounting firm. Therefore, it is important that you instruct your broker, bank or nominee on how you wish to vote your shares.

You should follow the procedures provided by your broker, bank or other nominee regarding the voting of your shares of the Company’s common stock. Without instructions, a broker non-vote will result, and your shares will not be voted, on all “non-routine” matters.

Q:	What is a proxy?

A:	A proxy is your legal designation of another person, referred to as a “proxy,” to vote shares of stock. The written document describing the matters to be considered and voted on at the Meeting is called a “proxy statement.” Our Board of Directors has designated Robert H. Turner and Edward O’Donnell, and each of them, with full power of substitution, as proxies for the Meeting.

Q:	If a stockholder gives a proxy, how are the shares voted?

A:	When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Meeting in accordance with the instructions of the stockholder. If no specific instructions are given on properly-executed returned proxies, however, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in this proxy statement are properly presented at the Meeting, the proxy holders will use their own judgment to determine how to vote your shares.

Q:	What happens if I do not vote or return a proxy?

A:	A quorum will exist at the Meeting only if the holders of record of a majority of the issued and outstanding shares of the capital stock of the Company entitled to vote at the Meeting are present in person or by proxy. Your failure to vote on the proposals, by failing to either submit a proxy or attend the Meeting if you are a stockholder of record, may result in the failure of a quorum to exist at the Meeting.

Q:	What happens if I abstain?

A:	If you abstain, whether by proxy or in person at the Meeting, or if you instruct your broker, bank or other nominee to abstain, your abstention will effectively be treated as a vote cast against the ratification of our independent registered public accounting firm. Shares of the Company’s common stock that are voted to abstain are treated as shares that are represented at the Meeting for purposes of determining whether a quorum exists.

Q:	Can I revoke my proxy or change my vote?

A:	You may change your vote at any time prior to the vote at the Meeting. To revoke your proxy instructions and change your vote if you are a holder of record, you must (i) vote again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Meeting will be counted), (ii) advise our Secretary at our principal executive offices (1185 Avenue of the Americas, 37th Floor, New York, NY 10036) in writing before the proxy holders vote your shares, (iii) deliver later dated and signed proxy instructions (which must be received prior to the Meeting) or (iv) attend the Meeting and vote your shares in person. If you hold shares in “street name,” you should refer to the instructions you received from your broker, bank or other nominee. Attendance in and of itself at the Meeting will not revoke a proxy. For shares you hold beneficially but not of record, you may change your vote by submitting new voting instructions to your broker or nominee or, if you have obtained a valid proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Q:	If I want to attend the Meeting, what should I do?

A:	If you wish to attend, you should come to 1185 Avenue of the Americas, 37th Floor, New York, NY 10036, at 10:00 a.m., Eastern Time, on July 17, 2019. Stockholders of record as of the record date for the Meeting can vote in person at the Meeting. If your shares are held in “street name,” then you must ask your broker, bank or other nominee how you can vote at the Meeting. In order to enter the Meeting, you must present a form of photo identification acceptable to us, such as a valid driver’s license or passport. Please note that since a street name stockholder is not the holder of record, you may not vote your shares in person at the Meeting unless you follow your broker’s procedures for obtaining a legal proxy. Even if you plan to attend the Meeting in person, we encourage you to complete, sign, date and return a proxy card or vote electronically over the Internet or via telephone to ensure that your shares will be represented at the Meeting. If you attend the Meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. Please note that no management presentations or other matters are planned for the Meeting, except as described in this proxy statement.

Q:	Who is paying for this proxy solicitation?

A:	We will bear the cost of this solicitation, including amounts paid to banks, brokers and other nominees to reimburse them for their expenses in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of our common stock. The solicitation will be by mail, with the materials being forwarded to stockholders of record and certain other beneficial owners of our common stock, and by our officers and other regular employees (at no additional compensation). Our officers and employees may also solicit proxies from stockholders by personal contact, by telephone, or by other means if necessary in order to assure sufficient representation at the Annual Meeting. The Company has engaged The Proxy Advisory Group, LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee, plus customary disbursements, which are not expected to exceed $15,000 in total.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, date, sign and return (or vote via the Internet or telephone with respect to) each proxy card and voting instruction card that you receive to ensure that all of your shares are counted.

Q:	What is “householding”?

A:	We have adopted a procedure approved by the U.S. Securities and Exchange Commission (the “SEC”) called “householding” for stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials. In some instances, only one copy of the proxy materials is being delivered to multiple stockholders sharing an address, unless we have received instructions from one or more of the stockholders to continue to deliver multiple copies. This procedure reduces our printing costs and postage fees.

We will deliver promptly, upon oral or written request, a separate copy of the applicable materials to a stockholder at a shared address to which a single copy was delivered. If you wish to receive a separate copy of the proxy materials you may call us at (212) 984-1096, or send a written request to Pareteum Corporation, 1185 Avenue of the Americas, 37th Floor, New York, NY 10036, Attention: Secretary. If you have received only one copy of the proxy materials, and wish to receive a separate copy for each stockholder in the future, you may call us at the telephone number or write us at the address listed above. Alternatively, stockholders sharing an address who now receive multiple copies of the proxy materials may request delivery of a single copy, also by calling us at the telephone number or writing to us at the address listed above.

Q:	Where can I find the voting results of the Meeting?

A:	The Company intends to announce preliminary voting results at the Meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the Meeting. All reports the Company files with the SEC are publicly available when filed

Q:	What if I have questions about lost stock certificates or need to change my mailing address?

A:	You may contact our transfer agent, Continental Stock Transfer & Trust Company, LLC, at (800) 509-5586 (U.S.) or (212) 509-4000 (outside the U.S.), or by email at cstmail@continentalstock.com, if you have lost your stock certificate. You may email Continental Stock at cstmail@continentalstock.com if you need to change your mailing address.

Q:	Who can help answer my additional questions about the proposals or the other matters discussed in this proxy statement?

A:	If you have questions about the proposals or other matters discussed in this proxy statement, you may contact the Company by mail at 1185 Avenue of the Americas, 37th Floor, New York, NY 10036, Attention: Secretary

Election of Directors

Four directors are to be elected at the Meeting to serve until the next annual meeting of the Company’s stockholders. Unless otherwise instructed, the persons named in the accompanying proxy intend to vote the shares represented by the proxy for the election of the nominees listed below. Although it is not contemplated that any nominee will decline or be unable to serve as a director, in such event, proxies will be voted by the proxy holder for such other persons as may be designated by the Board of Directors, unless the Board of Directors reduces the number of directors to be elected. The election of each director requires the affirmative vote of a majority of the shares present in person or by proxy, provided that a quorum is present. For purposes of the Meeting, this means that the number of shares voted “for” a director must exceed the number of votes “withheld” against such director. However, if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy.

Ratification of Independent Registered Public Accounting Firm

The Board of Directors has appointed Squar Milner LLP of Los Angeles, California as our independent registered public accounting firm for the fiscal year 2019 and has further directed that the appointment of Squar Milner LLP be submitted to the stockholders at the Meeting for ratification. The ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of shares present in person or by proxy, provided that a quorum is present.

THE MEETING

We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by our Board of Directors for use at the Meeting of stockholders to be held on July 17, 2019, or continuation thereof. We began distributing this Proxy Statement, Annual Meeting notice and proxy card, or a notice of internet availability of proxy materials on or about June 7, 2019.

Date, Time and Place

The Meeting of the Company’s stockholders will be held on July 17, 2019, starting at 10:00 a.m., Eastern Time, at 1185 Avenue of the Americas, 37th Floor, New York, NY 10036.

Matters to be Considered

The purpose of the Meeting is for stockholders of the Company to consider and vote on the following proposals.

Proposal No. 1 The Election of Directors	To elect four directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

Proposal No. 2 Ratification of Independent Registered Public Accounting Firm	To ratify the appointment of Squar Milner LLP as our independent registered public accounting firm for the year ending December 31, 2019.

Record Date; Shares Outstanding and Entitled to Vote

The close of business on May 24, 2019, has been fixed as the record date for determining those Company stockholders entitled to notice of and to vote at the Meeting. As of the close of business on the record date for the Meeting, there were 111,488,578 shares of the Company’s common stock, held by 4,001 holders of record. Each share of the Company’s common stock entitles its holder to one vote at the Meeting on all matters properly presented at the Meeting.

Quorum

A quorum of stockholders is necessary to hold a valid meeting. A quorum will exist at the Meeting if shares having a majority of the votes entitled to be cast are represented in person or by proxy. Shares of the Company’s common stock that are voted to abstain are treated as shares that are represented at the Meeting for purposes of determining whether a quorum exists. Broker non-votes do not count for voting purposes, but are considered “present” at the meeting for purposes of determining whether a quorum exists.

Vote Required

The ratification of the appointment of our independent registered public accounting firm each requires the affirmative vote of a majority of the shares present in person or by proxy, provided that a quorum is present. The election of each director requires more “for” votes than “withheld” votes, provided that a quorum is present. However, if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy.

An abstention is effectively treated as a vote cast against the ratification of our independent registered public accounting firm. Abstentions will have no impact on the election of directors. Failures of record holders to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person by ballot at the Meeting will have no effect on the outcome of the votes for such items, although such failure may contribute to a quorum not being present at such meeting. Broker non-votes will have no effect on the outcome of the votes for all proposals except for the ratification of the appointment of our independent registered public accounting firm, for which we do not expect any broker non-votes.

The Board of Directors also recommends that you vote “FOR” the proposals set forth in the Notice of Annual Meeting of Stockholders and the Proxy Statement.

Common Stock Ownership of Directors and Executive Officers

As of the record date, our directors and executive officers held an aggregate of approximately 4.4% of the shares of the Company’s common stock entitled to vote at the Meeting.

How to Vote Your Shares

Stockholders of record may submit a proxy via the Internet, by telephone or by mail, or they may vote by attending the Meeting and voting in person.

•	Submitting a Proxy via the Internet: You may vote by proxy via the Internet by following the instructions provided in the notice.

•	Submitting a Proxy by Telephone: If you request printed copies of the proxy materials by mail, you may vote by calling the toll free number found on the proxy card.

•	Submitting a Proxy by Mail: If you choose to submit a proxy for your shares by mail, simply mark the enclosed proxy card, date and sign it, and return it in the postage paid envelope provided.

•	Attending the Meeting: If you are a stockholder of record, you may attend the Meeting and vote in person. In order to enter the Meeting, you must present a form of photo identification acceptable to us, such as a valid driver’s license or passport.

If your shares are held in the name of a broker, bank or other nominee, you will receive instructions from the stockholder of record that you must follow for your shares to be voted. Please follow their instructions carefully. Also, please note that if the stockholder of record of your shares is a broker, bank or other nominee and you wish to vote in person at the Meeting, you must request a legal proxy from the broker, bank or other nominee that holds your shares and present that proxy and proof of identification at the Meeting.

How to Change Your Vote

If you are the stockholder of record, you may revoke your proxy or change your vote prior to your shares being voted at the Meeting by:

•	sending a written notice of revocation or a duly executed proxy card, in either case, dated later than the prior proxy card relating to the same shares, to Pareteum Corporation, 1185 Avenue of the Americas, 37th Floor, New York, NY 10036, Attention: Secretary;

•	submitting a proxy at a later date by telephone or via the Internet, if you have previously voted by telephone or via the Internet in connection with the Meeting; or

•	attending the Meeting and voting in person.

If you are the beneficial owner of shares held in the name of a broker, bank or other nominee, you may change your vote by:

•	submitting new voting instructions to your broker, bank or other nominee in a timely manner following the voting procedures received from your broker, bank or other nominee; or

•	attending the Meeting and voting in person, if you have obtained a valid proxy from the broker, bank or other nominee that holds your shares giving you the right to vote the shares.

Attendance at the Meeting will not, in and of itself, constitute revocation of a proxy. See the section entitled “—How to Vote Your Shares” above for information regarding certain voting deadlines.

Counting Your Vote

All properly executed proxies delivered and not properly revoked will be voted at the Meeting as specified in such proxies. If you provide specific voting instructions, your shares of the Company’s common stock will be voted as instructed. If you hold shares in your name and sign and return a proxy card or submit a proxy by telephone or via the Internet without giving specific voting instructions, your shares will be voted “FOR” the proposals set forth in the Notice of Annual Meeting of Stockholders and the Proxy Statement.

Proxies solicited may be voted only at the Meeting and any postponement of the Meeting and will not be used for any other meeting.

Solicitation of Proxies

The total expense of this solicitation will be borne by the Company, including reimbursement paid to brokerage firms and others for their expenses in forwarding material regarding the Meeting to beneficial owners. Solicitation of proxies may be made personally or by mail, telephone, internet, e-mail or facsimile by officers and other selected employees of the Company, who will receive no additional compensation for their services. The Company has engaged The Proxy Advisory Group, LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee, plus customary disbursements, which are not expected to exceed $15,000 in total.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Proposal

Four directors are to be elected at the Meeting to serve until the next annual meeting of the Company’s stockholders. Unless otherwise instructed, the persons named in the accompanying proxy intend to vote the shares represented by the proxy for the election of the nominees listed below. Although it is not contemplated that any nominee will decline or be unable to serve as a director, in such event, proxies will be voted by the proxy holder for such other persons as may be designated by the Board of Directors, unless the Board of Directors reduces the number of directors to be elected.

The following table sets forth the nominees for directors on the Board of Directors. Certain biographical information about the nominees as of the Record Date can be found above in the section titled “Directors and Officers.”

Nominees for Directors

Name	Age	Position(s) with the Company	Date First Elected or Appointed
Robert H. Turner	68	Executive Chairman, Director and Chief Executive Officer	2015
Yves van Sante	58	Director	2014
Luis Jimenez-Tuñon	39	Director	2017
Robert L. Lippert	55	Director	2018

Required Stockholder Vote and Recommendation of Our Board of Directors

The election of directors requires the affirmative vote of a majority of the votes cast at the Meeting, whether in person or by proxy, provided that a quorum is present. For purposes of the Meeting, this means that the number of shares voted “for” a director must exceed the number of votes “withheld” against such director. However, if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy. Broker non-votes and failures of record holders to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person by ballot at the Meeting will have no effect on the outcome of the vote on the election of directors.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
“FOR” EACH OF THE NOMINEES IN THIS PROPOSAL NO. 1.

PROPOSAL NO. 2 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Proposal

THE RATIFICATION OF THE APPOINTMENT OF SQUAR MILNER LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2018

The Board of Directors has appointed Squar Milner LLP of Los Angeles, California as our independent registered public accounting firm for the fiscal year 2019 and has further directed that the selection of Squar Milner LLP be submitted to a vote of the Company’s stockholders at the Meeting for ratification.

As described below, the stockholder vote is not binding on the Board of Directors. If the appointment of Squar Milner LLP is not ratified, the Board of Directors will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement, but may ultimately determine to continue the engagement of the firm or another audit firm without re-submitting the matter to stockholders. Even if the appointment of Squar Milner LLP is ratified, the Board of Directors may in its sole discretion terminate the engagement of the firm and direct the appointment of another independent auditor at any time during the year if it determines that such an appointment would be in the best interests of our Company and our stockholders.

Representatives of Squar Milner LLP are not expected to attend the Meeting.

Fees

During the years ended December 31, 2018, and 2017, we engaged Squar Milner LLP as our independent auditor. For the years ended December 31, 2018, and 2017, we incurred fees as discussed below:

	2018	2017
Audit fees	$350,000	$240,000
Audit-related fees	-	-
Tax fees	28,000	28,000
All other fees	-	$60,000
Total Fees	$378,000	$328,000

Audit fees. Consist of fees billed for professional services rendered for the audit of the consolidated financial statements and review of the quarterly interim consolidated financial statements. These fees also include the review of registration statements and the delivery of consents in connection with registration statements.

Audit-related fees. Consist of the review of SEC comment letters and management response for the years ended December 31, 2018 and 2017, as applicable.

Tax fees. Consists of fees paid to Squar Milner LLP related to the filings of Federal and State returns during the years ended December 31, 2018 and 2017, as applicable.

All other fees. Consists of fees related to all other services provided by Squar Milner LLP for the years ended December 31, 2018 and 2017, as applicable.

The Audit and Finance Committee (the “Audit Committee”) of the Board of Directors has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing audit and audit-related services provided by Squar Milner LLP in 2018 and 2017 consistent with the Audit Committee’s responsibility for engaging our independent auditors.

The Audit Committee shall;

•	Appoint, compensate, and oversee the work of the independent auditors (including resolving disagreements between Management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•	Pre-approve audit and non-audit services to be provided to the Company by the independent auditors. In this regard, the Audit Committee shall have the sole authority to approve the hiring and firing of the independent auditors and all fees and terms of audit and non-audit engagements with the independent auditors, in each case as may be permissible and compatible with the auditors’ independence. The Audit Committee shall also review and approve disclosures with respect to non-audit services;

•	Review and provide guidance with respect to the external audit and the Company’s relationship with its independent auditors by (i) reviewing the independent auditors’ proposed audit scope, approach and independence; (ii) obtaining on a periodic basis a statement from the independent auditors regarding relationships and services with the Company which may impact independence and presenting this statement to the Board, and to the extent there are relationships, monitoring and investigating them; (iii) ensuring that the independent auditors submit to the Audit Committee on an annual basis a written statement (consistent with Independence Standards Board Standards No.1) delineating all relationships and services that may impact the objectivity and independence of the independent auditors; and (iv) reviewing reports submitted to the Audit Committee by the independent auditors in accordance with the applicable SEC requirements;

•	Obtain and review an annual report from the independent auditors describing (i) the independent auditors’ internal quality control procedures and (ii) any material issues raised by the recent internal quality control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and steps taken to deal with any such issues;

•	Review the experience and qualifications of the senior members of the independent auditor team;

•	Review and concur with the Company’s hiring of employees of the independent auditor who were engaged on the Company’s account;

•	Review the performance of the independent auditors on an annual basis and

•	Periodically discuss with the independent auditors, (i) their judgments about the quality, appropriateness, and acceptability of the Company’s accounting principles and financial disclosure practices, as applied in its financial reporting, and (ii) the completeness and accuracy of the Company’s financial statements.

Based on the review and the discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.

The Audit Committee also considered whether the non-audit services rendered by our independent registered public accounting firm are compatible with an auditor maintaining independence. The Audit Committee has determined that the rendering of such services is compatible with Squar Milner LLP maintaining its independence.

Required Stockholder Vote and Recommendation of Our Board of Directors

The election of directors requires the affirmative vote of a majority of the votes cast at the Meeting, whether in person or by proxy, provided that a quorum is present. An abstention is effectively treated as a vote cast against this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
“FOR” THIS PROPOSAL NO. 2.

AUDIT COMMITTEE REPORT

The Board of Directors has reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2018, which were audited by Squar Milner LLP, our independent registered public accounting firm. The Board of Directors discussed with Squar Milner LLP the matters required to be discussed pursuant to Public Company Accounting Oversight Board (United States) Auditing Standard 1301 (Communication with Audit Committee). The Board of Directors received the written disclosures and letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Board of Directors concerning independence, and discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. The Board of Directors also considered whether the provision of services other than the audit of our financial statements for the fiscal year ended December 31, 2018 were compatible with maintaining Squar Milner LLP’s independence.

The Board of Directors has selected Squar Milner LLP as our independent auditor for 2019.

Respectfully submitted by the Audit Committee,

Messrs. van Sante and Jimenez-Tuñon and Lippert

DIRECTORS, OFFICERS AND KEY EMPLOYEES

Set forth below are the Company’s Directors, and Executive Officers and key employees as of December 31, 2018, together with an overview of their professional experience and expertise.

Name	Age	Position(s) Held	Director Since

Robert H. Turner	68	Executive Chairman of the Board of Directors and Chief Executive Officer	2015
Yves van Sante (1) (2) (3)	59	Director	2014
Luis Jimenez-Tuñon (1) (2) (3)	39	Director	2017
Robert L. Lippert (1) (2) (3)	56	Director	2018
Victor Bozzo	50	Chief Commercial Officer	N/A
Denis McCarthy	44	Chief Operating officer	N/A
Edward O’Donnell	53	Chief Financial Officer	N/A

(1)	Currently a member of the Audit and Finance Committee.
(2)	Currently a member of the Nominating and Corporate Governance Committee.
(3)	Currently a member of the Compensation Committee.

Robert H. Turner was appointed Executive Chairman of the Board of Directors on November 16, 2015 and Chief Executive Officer on May 24, 2019. Mr. Turner has 40 years’ experience, cultivating and growing “all stage” global software, telecom and tech companies. He emphasizes strategy, sales, organizational leadership, and fundamental financial results and leads with a culture that passionately serves the needs of valued constituents, while sustaining growth. Mr. Turner launched his career at AT&T, where he rose to serve at the highest ranks in a broad spectrum of international, start-up, and corporate firms, including (selected highlights): NeoNova Network Services, Inc.; Pac West; Telecom, Inc.; Panterra Networks; PTT Telecom Netherlands, US Inc. (now KPN); and BellSouth Communications, Inc. (now AT&T). Mr. Turner is also an advisory board member of The Capital Angels, affiliated with SC Angel Network. Mr. Turner earned a Bachelor of Science degree and a Master of Business Administration from the University of South Carolina, where he was presented with a Distinguished Alumni award in 2010. Mr. Turner is Guest Lecturer in the Darla Moore School of Business Professional MBA program.

Yves van Sante was appointed a director on June 1, 2014. From July 2011 to May 2014, Mr. van Sante was a board observer for our Company, following his service on our Board of Directors from October 2006 to July 2011. Mr. van Sante (1960) studied Marketing, Communication and Commercial Management. He started his career in 1982 as an advisor at United Brokers and became sales manager for Brinkers International, the market leader in refining oil for the food industry, a year later. From 1987 until 1993 he served as Sales and Marketing manager Central Europe at 3C Communications in Luxemburg, where he launched Credit Card Telephony across Europe. Following this position, he became a business unit manager Public Telephony at Belgacom, the Belgium incumbent, where he managed a department of 650 employees and a € 40 million business. In 1994, together with Steven van der Velden, Yves van Sante co-founded InTouch Telecom. As its managing director he was responsible for business development, sales and marketing. In 1999, when achieving a turnover of € 25 million and having grown to 125 staff, InTouch was sold to GTS, a pan European Telecom operator. Mr. van Sante became vice-president Business Services with GTS in London, where he consolidated acquisitions and turned the voice Telco around into an IP operator. In 2000 he became Managing Director of Eport, a call centre owned by the Port of Ostend. After six months Eport was sold to the Dutch call-centre Call-IT, and Mr. van Sante became advisor to its Management Board. In 2002 he founded Q.A.T. Investments. Concurrently, he has held various Management and Board functions in companies in the QAT portfolio. Mr. van Sante is a member of De Warande and member of the Board of Directors of Festival of Flanders.

Luis Jimenez-Tuñon was appointed a director on March 1, 2017. Mr. Jimenez-Tuñon is a distinguished mobile telecommunications industry leader, having served as CEO of the Company’s largest customer, Vodafone Enabler Spain S.L. (“Vodafone Enabler”) from July 2011 to December 2016. In addition to his role at Vodafone Enabler, during a decade at Vodafone, Mr. Jimenez-Tuñon has also held leadership positions at Vodafone Spain where he was responsible for business development and strategy of the group’s Mobile Virtual Network Operators (MVNOs), enablers, roaming services, international carriers and wholesale fixed broadband business lines. Mr. Jimenez-Tuñon is currently founder and CEO of Red Queen Ventures, S.L. (www.redqueen-ventures.com) a global high-tech advisory and Investment Company focused on technology, telecom, MVNO/E, satellite and aerospace. As Chief executive of Vodafone Enabler, he pioneered the Company’s innovative business model and powered the launch of Vodafone Spain’s second brand Lowi.es which was awarded best Spanish MVNO in 2015 and 2016. Started in 2011, under his leadership, Vodafone Enabler boosted its revenue, profit and operational performance, and achieved internationalization. Previously, Luis held several executive positions at Vodafone Spain, including Senior Vice President where he grew business to hundreds of millions of euros in yearly revenue. Mr. Jimenez began his career in the satellite industry in 2002 holding various positions including Research engineer at the National Space Institute of Denmark and later Deputy Commercial Director of INSA (today ISDEFE), Spain’s leading satellite operations company managing NASA and ESA tracking stations. Luis has received several professional and academic awards at international and national levels. Luis earned an Executive MBA from EOI Business School, a Master’s Degree in Satellite Communications from Polytechnic University of Madrid, and an MSc in Telecommunications Engineering from the University of Zaragoza in cooperation with the Technical University of Denmark. He also completed the Executive Management Program (SEP) from the Graduate School of business at Stanford University in California, of which he is lifetime alumni. Along with his executive career, Luis has been guest speaker at international business summits and has published several papers.

Robert Lippert was appointed a director on November 16, 2018. Dr. Lippert is a financial economist who has held corporate, consulting and academic positions in the areas of finance and strategy. He has more than two decades of business experience around the world. Dr. Lippert is also the coauthor of The New CFOs: How Finance Teams and Their Leaders Can Revolutionize Modern Business coauthored with Liz Mellon, David C. Nagel and Nigel Slack. He has been on the faculty of Emory University, Georgia State University, Rutgers University and the University of South Carolina. He has won numerous teaching awards, published extensively, taught and consulted in 50 plus countries and been Key Note Speaker at numerous events across five continents. He currently designs and delivers a variety of Executive Education courses for DukeCE, Emory, UCLA, UNC-Chapel Hill, and University of Pennsylvania Wharton School of Business. Among others, clients have included: AbbVie, Alcatel, Bank of America/Merrill Lynch, BCBS, CenturyLink, ComcastNBCU, CVS, Enterprise Ireland, Farmers Insurance, HP, Home Depot, IBM, KPMG, Owens Corning, PWC, Samsung, U.S. Navy, UPS and Verizon. In addition to being a faculty member, his work in executive development, consulting, and executive coaching, Dr. Lippert was interim CFO and Vice President of Strategic Planning for the Seibels Bruce Group, a publicly traded holding company, which specialized in insurance-related activities. His primary duties in these capacities were to manage the acquisition, integration and divestiture of existing businesses; oversee the formulation and implementation of the corporate strategic plan; manage the business planning and budgeting process; co-manage a multi-million-dollar investment portfolio; and interact with Wall Street analysts, investment bankers and investors in the financial community. Dr. Lippert earned his Ph.D. in Finance from the University of South Carolina and a BSBA from Xavier University.

Victor Bozzo was appointed Chief Commercial Officer on May 24, 2019. Mr. Bozzo was Chief Executive Officer of the Company from November 1, 2016 until May 2019. Mr. Bozzo served as Senior Vice President, Worldwide Sales and Marketing for Telarix Inc., a market leader in interconnect solutions for service providers. Under Mr. Bozzo’s sales and marketing leadership, sales increased significantly, and the company received numerous market leadership accolades, ultimately leading to a highly successful exit for investors. Prior to joining Telarix, Mr. Bozzo served as President and General Manager of Pac-West’s Emerging Technologies division after selling Pac-West his startup, Factor Communications, an innovative portfolio of cloud-based communications services. He was also responsible for significant revenue and customer growth and investor returns at exTone Communications, ITXC Corporation, and Voxware.

Denis McCarthy was appointed Chief Operating Officer of the Company on May 24, 2019. Mr. McCarthy was President of the Company from October 1, 2018 until May 2019, and originally joined the Company on January 1, 2018 as SVP of Corporate Development. From 2014 through 2017, Mr. McCarthy was Senior Vice President of Operations and Finance at Mosaic Networx Inc., which delivers cloud-based data and telephony services to enterprises, where he handled all aspects of finance, systems integration, human resources and strategic relationships including merger and acquisition activity. From 2011 through 2013, Mr. McCarthy was Senior Vice President of Finance with United Brands Product Design. Prior to that, Mr. McCarthy was CFO of AP Telecom, a global sales channel manager for Undersea Cable Installations. He was CFO and COO of Pac-West Telecomm, a provider of next generation VoIP solutions for enterprise and communications services providers, which includes Telastic, a division of PacWest that developed cutting edge cloud-based telephony, billing and support systems. Mr. McCarthy began his career and spent nearly ten years in public accounting, providing assurance and advisory services in the high technology and software industry, including telecommunications and bio-tech companies both at Arthur Andersen and RSM. He holds a Bachelor of Science in Business Administration and a Master of Science in Administration from Bryant University.

Edward O’Donnell was appointed Chief Financial Officer on January 9, 2017. Mr. O’Donnell has over 23 years of experience in investment banking, advertising, private equity, investment, venture capital, technology, internet and other new media businesses. Prior to joining the Company, Mr. O’Donnell served as the Chief Financial Officer of Ameri Holdings, Inc. (OTC: AMRH) from January 2016 through December 2016. Mr. O’Donnell has served as the Chief Operating Officer of Radbourne Property Group, Inc., an innovative operator of family entertainment centers, where his primary responsibilities included raising capital, external reporting, outlining capital structure and budgeting. From February 2013 until April 2015, Mr. O’Donnell served as chief financial officer of AudioEye, Inc. (OTC: AEYE). From December 2010 until January 2013, Mr. O’Donnell served as Vice President of Finance for Augme Technologies, Inc. (Previously OTC: AUGT), which provides strategic services and mobile marketing technology to leading consumer and healthcare brands. From January 2007 until November 2010, Mr. O’Donnell served as Chief Financial Officer of Carlyle Capital Group LLC, a venture capital and private equity firm. Previously, Mr. O’Donnell also served as Senior Vice President of Finance & Investor Relations of ACTV, Inc. (previously NASDAQ: IATV), where he developed the investor relations department before the company was purchased by OpenTV, a subsidiary of Liberty Media. Mr. O’Donnell is a Certified Public Accountant in New York and a member of NYSSCPAs and AICPA. Mr. O’Donnell earned a B.S, degree in Accountancy from Villanova University in 1991 and an M.B.A. from Columbia Business School in 2003. We believe that Mr. O’Donnell’s extensive education and background in accounting and finance makes him qualified to serve as our Chief Financial Officer.

None of our directors or executive officers has been involved in any legal proceeding enumerated in Regulation S-K Item 401 within the time periods described in that regulation.

CORPORATE GOVERNANCE

Board Committees

Our Board of Directors has established three standing committees: (1) Audit and Finance, (2) Nominating and Corporate Governance, and (3) Compensation.

All committees operate under a charter that has been approved by the Board of Directors and which is available on our website, www.Pareteum.com.

Audit and Finance Committee

The Audit Committee is composed of Messrs. van Sante (member since February 18, 2016) and Jimenez-Tuñon (member since March 1, 2017) and Mr. Lippert (Chairman since November 16, 2018). Mr. Lippert serves as the Audit Committee financial expert. The Audit Committee met four times during 2018 and acted by unanimous written consent four times in 2018. Each of the then-current members was present at all of the Audit Committee meetings held during 2018.

The Audit Committee oversees our corporate accounting, financial reporting practices and the audits of financial statements. For this purpose, the Audit and Committee has a charter (which is reviewed annually) and performs several functions. The Audit Committee:

•	evaluates the independence and performance of, and assesses the qualifications of, our independent auditor, and engages such independent auditor;

•	approves the plan and fees for the annual audit, quarterly reviews, tax and other audit-related services, and approves in advance any non-audit service to be provided by the independent auditor;

•	reviews and approves related-party transactions;

•	monitors the independence of the independent auditor and the rotation of partners of the independent auditor on our engagement team as required by law;

•	reviews the financial statements to be included in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and reviews with management and the independent auditors the results of the annual audit and reviews of our quarterly financial statements;

•	oversees all aspects our systems of internal accounting control and corporate governance functions on behalf of the Board of Directors; and

•	provides oversight assistance in connection with legal, ethical and risk management compliance programs established by management and the Board of Directors, including Sarbanes-Oxley implementation, and makes recommendations to the Board of Directors regarding corporate governance issues and policy decisions.

Nominating and Corporate Governance Committee

Our Board of Directors has a Nominating and Corporate Governance Committee (the “Nominating Committee”) presently composed of Messrs. van Sante (Chairman and member since December 16, 2015), Jimenez-Tuñon (member since March 1, 2017) and Mr. Lippert (member since November 16, 2018). The Nominating Committee met did not convene a meeting during 2018 and acted by unanimous written consent one time in 2018. Each of the then-committee members was present at the Nominating Committee meeting held during 2018.

The Nominating Committee is charged with the responsibility of reviewing our corporate governance policies and with presenting new potential director-nominees to the Board of Directors for consideration. The Nominating Committee has a charter which is reviewed annually. All members of the Nominating Committee are independent directors as defined by the rules of the NASDAQ. The Nominating Committee will consider director nominees recommended by stockholders. To recommend a nominee, please write to the Nominating and Corporate Governance Committee, c/o the Company Secretary, Pareteum Corporation, 1185 Avenue of the Americas, 37th Floor, New York, NY 10036. The Nominating Committee will assess all director nominees using the same criteria it applies generally, described below under the heading “Director and Officer Qualifications.” During 2018, we did not pay any fees to any third parties to assist in the identification of nominees.

Compensation Committee

Our Board of Directors also has a Compensation Committee (the “Compensation Committee”) composed of Messrs. Jimenez-Tuñon (Chairman, since July 25, 2017), van Sante and Mr. Lippert (member since November 16, 2018). The Compensation Committee reviews or recommends the compensation arrangements for our management and employees and also assists the Board of Directors in reviewing and approving matters such as Company benefit and insurance plans. The Compensation Committee did not convene a meeting during 2018 and acted by unanimous written consent four times in 2018. Each of the then-committee members was present at all of the Compensation Committee meetings held during 2018.

The Compensation Committee has the authority to directly engage, at the Company’s expense, any compensation consultants or other advisers as it deems necessary to carry out its responsibilities in determining the amount and form of employee, executive and director compensation. In 2018, the Compensation Committee did not engage any such compensation consultants or advisers.

A stockholder may send communications regarding executive and director compensation to the Compensation Committee, c/o the Company Secretary, Pareteum Corporation, 1185 Avenue of the Americas, 37th Floor, New York, NY 10036.

Director and Officer Qualifications

We have not formally established any specific, minimum qualifications that must be met by each of our officers or directors or specific qualities or skills that are necessary for one or more of our officers or members of the Board of Directors to possess. However, our Nominating Committee generally evaluates and recommends candidates with a focus on the following qualities: educational background, diversity of professional experience, knowledge of our industry and business, integrity, professional reputation, independence, wisdom and ability to represent the best interests of our stockholders and other stakeholders.

Our Board of Directors and officers are composed of a diverse group of leaders. In their prior positions they have gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management and leadership development. Most of our officers and directors also have experience serving on boards of directors and board committees of other public companies or private companies, and have an understanding of corporate governance practices and trends, which provides an understanding of different business processes, challenges and strategies.

Independence Standards for Directors

There are no arrangements between our directors and any other person pursuant to which our directors were nominated or elected for their positions.

Three of our current directors, Yves van Sante, Luis Jimenez-Tuñon and Robert L. Lippert are “independent” under NASDAQ rules. Each of Messrs. van Sante, Jimenez-Tuñon and Lippert serve on the Audit Committee, the Compensation Committee and the Nominating Committee. The Executive Chairman is not independent. He serves as chairman of the Board of Directors and as principal executive officer of the Company. Our Board of directors has not elected a lead independent director.

In addition, Messrs. van Sante and Jimenez-Tuñon and Mr. Lippert qualify as “independent” under the standards established by the SEC for members of audit committees. The Board of Directors has determined that Robert L. Lippert is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Lippert’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Lippert any duties, obligations or liability that are greater than those generally imposed on her as a member of the Audit Committee and the Board of Directors, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board of Directors. Our Board of Directors also determined that Messrs. van Sante, Jimenez-Tuñon and Lippert have sufficient knowledge in reading and understanding financial statements to serve on the Audit Committee.

Attendance at Board, Committee and Stockholder Meetings

Our Board of Directors met in person and telephonically nine times during 2018 and also approved Board resolutions or acted by unanimous written consent twenty-four times. Each of the then-members of our Board of Directors was present at 75% or more of the Board of Directors meetings held in 2018.

We have encouraged, but do not require, that all of our directors be in attendance at our annual shareholder meeting either in person or by remote communication. In 2018, Mr. Turner, via teleconference, attended the annual stockholder meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our directors and executive officers and persons who beneficially own more than 10% of our common stock (referred to herein as the “reporting persons”) file with the SEC various reports as to their ownership of and activities relating to our common stock. Such reporting persons are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely upon a review of copies of Section 16(a) reports and representations received by us from reporting persons, and without conducting any independent investigation of our own, in 2018, there was the following untimely filing(s) of a Form 3, 4 and/or 5: one untimely filing of a Form 3, 4 and/or 5 reporting one (1) transaction: Edward O’Donnell (Form 4).

Code of Conduct

We have adopted a code of conduct that outlines the principles, policies and laws that govern our activities and establishes guidelines for conduct in the workplace. The code of conduct applies to all employees, as well as each member of our Board of Directors. All employees are required to read the code of conduct and affirm in writing their acceptance of the code. Our code of conduct is posted on our website, www.Pareteum.com. We intend to satisfy any disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of our code of conduct by posting such information on our website, www.Pareteum.com. A copy of our code of conduct is also available in print, without charge, upon written request to Pareteum Corporation, 1185 Avenue of the Americas, 37th Floor, New York, NY 10036, Attn: Corporate Secretary.

EXECUTIVE COMPENSATION

In accordance with Item 402 of Regulation S-K promulgated by the SEC, we are required to disclose certain information regarding the makeup of and compensation for our company’s directors and named executive officers.

The following table sets forth the compensation paid to our Chief Executive Officer, Chief Financial Officer and those executive officers that earned in excess of $120,000 during the last two fiscal years ended December 31, 2018 and 2017 (collectively, the “named executive officers”):

Summary Compensation Table

Name and principal position	Year	Salary ($)(1)		Bonus ($)			Bonus Stock Awards (in $)	Bonus Stock Awards (in shares)		Option Awards ($)(2)	Option Awards (in options)		Stock Awards ($)(1)	Stock Awards (in shares)	All Other Compensation ($)			Total ($)	Total Number of shares	Total Number of options
Robert H. Turner *	2018	$321,225	(a)		$600,000	(e)	$2,921,563	1,375,000	(h)	$-	-		$			$1,439,055	(m)	$5,281,843	1,375,000	-
(Executive Chairman and Chief Executive Officer)	2017	$326,044			$300,000		$1,605,965	1,196,436		$265,520	100,000		$		$			$2,497,529	1,196,436	100,000
Victor Bozzo	2018	$293,162	(b)		$325,000	(f)	$687,788	306,943	(i)	$460,064	500,000	(j)	$			$395,521	(n)	$2,161,536	306,943	500,000
(Chief Commercial Officer and Former Chief Executive Officer)	2017	$307,063			$83,500		$352,513	330,555		$-	-		$		$			$743,076	330,555	-
Edward O'Donnell	2018	$212,197	(c)		$60,000	(g)	$-	-		$151,397	100,000	(k)	$			$14,354	(o)	$437,948	-	100,000
(Chief Financial Officer)	2017	$209,388		$			$2,915	1,000		$220,201	290,000		$		$			$432,504	1,000	290,000
Denis McCarthy	2018	$198,509	(d)		$-		$-	-		$138,021	150,000	(l)	$			$17,662	(o)	$354,192	-	150,000
(Chief Operating Officer and Former President)	2017	$-			$-		$-	-		$-	-		$		$			$-	-	-

Notes:

(i)	Mr. Turner was appointed Executive Chairman on November 16, 2015 and Chief Executive Officer on May 24, 2019.

(ii)	Mr. Bozzo was appointed on November 1, 2016. Effective May 24, 2019, Mr. Bozzo transitioned from Chief Executive Officer to Chief Commercial Officer

(iii)	Mr. O’Donnell was appointed January 8, 2017, compensation to be received in 2017 was pro-rated.

(iv)	Mr. McCarthy was appointed January 1, 2018, increase of salary implemented as per October 1, 2018. Mr. McCarthy transition from President to Chief Operating Officer effective May 24, 2019.

(a)	These amounts have been agreed in USD and amounts to an annual amount of USD 300,000. The total salary in 2018 amounts to $321,225 which includes the employer part of the social securities.

(b)	These amounts have been agreed in USD and amounts to an annual amount of USD 275,000. The total salary in 2018 amounts to $293,162 which includes the employer part of the social securities and staff allowances.

(c)	These amounts have been agreed in USD and amounts to an annual amount of USD 200,000. The total salary in 2018 amounts to $212,197 which includes the employer part of the social securities.

(d)	These amounts have been agreed in USD and started with an annual amount of USD 175,000, which was increased as of Q4-2018 to an annual amount of $225,000. The total salary in 2018 amounts to $198,509 which includes the employer part of the social securities.

(e)	2017 Bonus granted for an amount of $600,000 which was equally paid through the twelve months of 2018.

(f)	2017 Bonus granted for an amount of $325,000 which was equally paid through the twelve months of 2018.

(g)	2017 Bonus granted for an amount of $60,000 which was equally paid through the twelve months of 2018.

(h)	Comprised of 375,000 shares being the remainder of a 1,500,000 Restricted Stock Award granted November 17, 2017 and 1,000,000 shares being part of the 2017 Performance Equity Grant (granted September 29, 2018 totaling 2,000,000 shares), as of December 2018, 1,000,000 shares will be vesting and delivered during 2019.

(i)	Comprised of 306,943 shares being the remainder of a 850,000 Restricted Stock Award granted November 17, 2017. As of December 2018, 236,113 shares will be vesting and delivered during 2019.

(j)	500,000 options granted May 10, 2018 with a Black-Scholes value of $935,921, options have an exercise price of $2.49 and will start vesting at February 5, 2019 for 1/3 and will be followed by 24 equal subsequent monthly vestings.

(k)	100,000 options granted May 10, 2018 with a Black-Scholes value of $187,184, options have an exercise price of $2.49 and will start vesting at February 5, 2019 for 1/3 and will be followed by 24 equal subsequent monthly vestings.

(l)	Comprised of two options agreements totaling to 150,000 options granted May 10, 2018 with a Black-Scholes value of $280,776, options have an exercise price of $2.49 and will start vesting at February 5, 2019 for 1/3 and will be followed by 24 equal subsequent monthly vestings.

(m)	Result of an agreement between Mr. Turner and the company that the company will pay for the taxes levied on the stock-based compensation granted

(n)	Comprised of an amount of $370,786 as a result of an agreement between Mr. Bozzo and the company that the company will pay for the taxes levied on the stock-based compensation granted and an amount of $24,736 for Other Staff Allowances.

(o)	Relating to Other Staff Allowances.

Narrative Disclosure to Summary Compensation Table

Employment Agreements

We currently have the following agreements with our named executive officers:

Robert H. Turner, Executive Chairman and Chief Executive Officer – We entered into a letter of employment, effective as of November 17, 2015, with Mr. Turner, to serve as Executive Chairman of the Company. Mr. Turner is paid a base compensation of USD $300,000 gross per year. Mr. Turner receives no fees (cash or stock) for serving on our Board of Directors. Mr. Turner has a number of granted options set at 2,500,000 carrying a 7 years exercise period after granting; the options would vest in four equal annual installments, following the joining date. Mr. Turner is eligible to a performance related bonus, depending on business performance by the Group performance. Such bonus shall be based solely upon his achievement of Board-approved and mutually agreed upon performance targets.

On November 18, 2016, the Company entered into a new employment agreement with Mr. Turner. The employment agreement modifies and supplements the terms of the prior employment letter between the Company and Mr. Turner dated November 2015 by providing for additional terms including   restricted common stock grants of 2,000,000 shares of the Company’s common stock and options to purchase up to 7,500,000 shares of the Company’s stock, which options shall vest over a period of three (3) calendar years, with 1,875,000 shares vesting immediately, and the remaining 5,625,000 shares vesting in 3 equal installments of 1,875,000 each, on the first, second and third anniversary of the option grant. The exercise price of the options is $.14 per share. The employment agreement also provides that if Mr. Turner’s employment with the Company is terminated by the Company without “cause” or by Mr. Turner for “good reason” (as such terms are defined in the employment agreement) the Company will pay Mr. Turner, 12 months’ salary at the rate of his salary as of such termination, together with payment of the average earned bonuses (regular and extraordinary) since November 1, 2015.

On June 6, 2018, the Company entered into an amendment to the November 18, 2016 employment agreement, modifying and supplementing the terms of said employment agreement, providing that: (i) Mr. Turner’s employment shall continue until November 18, 2021; (ii) not less than each calendar anniversary of the effective date of the amendment, the Company and Mr. Turner shall review and mutually agree to any modifications to the compensation and equity grants and, in the event the Company and Mr. Turner have not mutually agreed upon any such annual modifications on or before each calendar anniversary, the base salary shall automatically (and without further action of the parties) be increased by ten percent (10%) over the previous year’s base salary and the bonus and equity awards contemplated in the employment agreement shall each be deemed to be the agreed bonus and equity awards for the subsequent year as if same were a new award for said year of the employment term; (iii) restricted stock awards shall become vested and exercisable with respect to 100% of the Restricted Stock Award in the event of a “Change of Control or Triggering Event” (as defined in the next sentence), on the first trading day of the subsequent calendar quarter. “Change of Control or Triggering Event” shall be defined as (i) the sale of all or substantially all of the Company, merger, consolidation or acquisition of the Company with, by or into another corporation, entity or person, and there is change of one (1) or more of the Company’s Board of Directors, (ii) any change in the ownership of more than thirty percent (30%) of the stock of the Company in one or more related transactions, or (iii) immediately (and without further action of the parties) upon the Company tendering a binding offer to merge, or acquire all or substantially all of the assets or a controlling portion (which may be less than 50%) of the equity of another company(ies). All grants of equity contemplated herein, including, but not limited to, any grant of equity in lieu of cash owed, shall be made subject to applicable tax withholdings and other withholdings required by applicable law; provided, however, that the Company shall make any such tax payment on behalf of Mr. Turner; the Option Shares (as defined in the Employment Agreement) shall become vested and exercisable with respect to 100% of the Option Shares in the event of a “Change of Control or Triggering Event;” and with respect to any and all earned but unpaid forms of compensation including bonuses, salary (or severance pay) and vested options or any other forms equity contemplated herein or any other sums due Executive (whether through Executive’s performance or by acceleration), in the event Executive dies before the Company has delivered any such payments (or other forms of consideration, including vested options or any other forms of equity) to Executive, the Company covenants and agrees that any such payments or other forms of consideration (including vested options and equity) shall be paid and delivered to Executive’s heirs, executives, administrators, personal representatives, successors, and permitted assigns as the case may be. Mr. Turner was named Chief Executive Officer of the Company in May 2019; no changes were made to his compensation arrangements with the Company.

Victor Bozzo, Chief Commercial Officer (Former Chief Executive Officer) – We entered into an employment agreement, effective as of November 1, 2016, with Mr. Bozzo, to server as Chief Executive Officer of the Company. Mr. Bozzo was named Chief Commercial Officer of the Company in May 2019, resigning as Chief Executive Officer, with no changes made to his compensation arrangements with the Company. Mr. Bozzo is paid a base compensation of USD $275,000 gross per year. Mr. Bozzo received a signing bonus of USD $50,000 gross and has a total number of restricted common stock grants of shares with the equivalent value of USD $10,000. Additionally, Mr. Bozzo received a restricted grant with the equivalent value of USD $15,000 within a reasonable time following the 6-month anniversary of the effective date and USD $50,000 within the first calendar year anniversary date, with each of these grants being subject to certain conditions set forth in the employment agreement. Additionally, Mr. Bozzo is entitled to purchase options up to 3,000,000 shares of the Company’s common stock, of which options to purchase 750,000 shares of common stock will vest immediately, and the remaining 2,250,000 shares shall vest in 3 installments of 750,000 each annually on the first, second and third anniversary of the option grant. The exercise price of the options is $.1749 per share. Mr. Bozzo also received other customary allowances, bonuses, reimbursements and vacation pay. The employment agreement also provides that if Mr. Bozzo’s employment with the Company is terminated by the Company without “cause” or by Mr. Bozzo for “good reason” the Company will pay Mr. Bozzo 12 months’ salary at the rate of his salary as of such termination. Mr. Bozzo is also subject to customary non-competition, non-solicitation and confidentiality requirements during and after the term of his employment.

Denis McCarthy, Chief Operating Officer (Former President) – Mr. McCarthy joined the Company as of January 1, 2018 in the capacity of SVP of Corporate Development. We then entered an employment agreement as of October 1, 2018, with Mr. McCarthy, to serve as President of the Company, for the purpose of expanding Mr. McCarthy’s responsibilities with the Company during his continued term of employment. Mr. McCarthy was then named Chief Operating Officer of the Company in May 2019, resigning as President, with no changes made to his compensation arrangements with the Company. Mr. McCarthy is paid a base compensation of USD $225,000 gross per year. Mr. McCarthy is eligible to receive an annual bonus of up to 100% of the amount of his gross base salary, subject to the achievement of certain business-plan targets. Mr. McCarthy is also entitled to other customary allowances, bonuses, reimbursements for certain expenses and vacation pay. The agreement is an “at-will” agreement, and also provides that if Mr. McCarthy is terminated by the Company, then, subject to a mutual release, the Company will pay to Mr. McCarthy his base salary for an additional 12 months after termination in accordance with customary payroll practices. Mr. McCarthy is subject to the Company’s customary confidentiality requirements consummate with his position during and after his term of employment.

Edward O’Donnell, Chief Financial Officer – The Company entered into an employment agreement, effective as of January 9, 2017 with Mr. O’Donnell, to perform as Chief Financial Officer of the Company. Mr. O’Donnell is paid a base compensation of USD $200,000 gross and is entitled to an annual bonus of up to USD $75,000 gross. Additionally, Mr. O’Donnell received a signing bonus of 1,000 restricted common shares, and options to purchase up to 250,000 shares of the Company’s stock, subject to the Company’s employee stock option plan including restrictions and vesting schedule. Mr. O’Donnell is also entitled to other customary allowances, bonuses, reimbursements and vacation pay. The employment agreement between the Company and Mr. O’Donnell is an “at will” agreement, which also provides that if Mr. O’Donnell’s employment with the Company is terminated by the Company, then, subject to a mutual release, the Company will pay Mr. O’Donnell’s base salary for an additional 270 days after termination in accordance with customary payroll practices. Mr. O’Donnell is also subject to customary confidentiality requirements during and after the term of his employment.

Severance and Change of Control

The named executive officers (and certain former executive officers) have individual severance terms as described below. In addition, outstanding equity awards made to our named executive officers under the 2008 Plan, the 2017 Plan and the 2018 Plan are subject to acceleration of any unvested portion of such awards upon a change of control unless the terms of a particular award state otherwise.

Other than as set out below, none of the agreements with named executives include any provisions for severance benefits or other payments upon a change of control regardless of whether a named executive officer’s employment is terminated by him with or without good reason, or whether the named executive officer is terminated by the Company with or without cause.

Robert H. Turner - Under the terms of his employment agreement, Mr. Turner is entitled to severance if Mr. Turner’s employment with the Company is terminated by the Company without “cause” or by Mr. Turner for “good reason” (as such terms are defined in the employment agreement) the Company will pay Mr. Turner, 12 months’ salary at the rate of his salary as of such termination, together with payment of the average earned bonuses (regular and extraordinary) since November 1, 2015.

Victor Bozzo –Under the terms of his employment agreement, Mr. Bozzo is entitled to a severance if he is terminated by the Company without “cause” or by Mr. Bozzo for “good reason” the Company will pay Mr. Bozzo 12 months’ salary at the rate of his salary as of such termination.

Denis McCarthy –Under the terms of his employment agreement, Mr. McCarthy is entitled to a severance if he is terminated by the Company without “cause” or by Mr. McCarthy for “good reason” the Company will pay to Mr. McCarthy 12 months’ salary at the rate of his salary as of such termination.

Edward O’Donnell –Under the terms of his employment agreement, Mr. O’Donnell is entitled to a severance if he is terminated by the Company, then, subject to a mutual release, the Company will pay Mr. O’Donnell’s base salary for an additional 270 days after termination in accordance with customary payroll practices.

GRANT OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of shares	All Other Stock Option Awards: Number of Securities	Exercise or Base Price of	Grant Date Fair Value of Stock and
Name and principal position	Grant date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	of Stocks or Units (#)	Underlying Options #	Option Awards ($/Sh)	Option Awards ($)(1)
Robert H. Turner	17-Nov-17							375,000			$992,188
(Executive Chairman and	29-Sep-18				1,000,000			1,000,000			$1,980,000
Chief Executive officer)	29-Sep-18										$1,690,000

Victor Bozzo	17-Nov-17							306,943			$736,663
(Chief Commercial Officer)	17-Nov-17				259,724						$438,934
	10-May-18								500,000	$2.49	$935,921

Edward O’Donnell	8-Jan-17								250,000	$1.0000	$121,806
(Chief Financial Officer)	10-May-18								100,000	$2.4900	$187,184

Denis McCarthy	10-May-18								50,000	$2.4900	$93,592
(Chief Operating Officer)	10-May-18								100,000	$2.4900	$187,184

Bart Weijermars	17-Oct-18								138,655	$3.0400	$189,344
(CEO EMEA)

The Company issued the compensation shares to the above executive officers from the shares authorized under its 2017 Plan and 2018 plan.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table discloses information regarding outstanding equity awards granted or accrued as of December 31, 2018 for each of our named executive officers.

Outstanding Equity Awards
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)
Robert H. Turner							1,000,000	(a)	$1,690,000
(Executive Chairman and Chief Executive Officer)

Victor Bozzo			500,000	(1)	$2.4900	5-Feb-22
(Chief Commercial Officer)							236,113	(b)	$399,031

Edward O'Donnell	159,717	(2)			$1.0000	7-Jan-20
(Chief Financial Officer)			90,283	(2)	$1.0000	7-Jan-20
			100,000	(1)	$2.4900	5-Feb-22

Denis McCarthy (Chief Operating Officer)			50,000	(1)	$2.4900	5-Feb-22
			100,000	(1)	$2.4900	5-Feb-22

(a)	Unvested Time Conditioned Restricted Stock Award granted September 29, 2018. The total number of Restricted Stock Awarded was 2,000,000 shares of which 1,000,000 have actually been issued and 1,000,000 remained unvested as per December 31, 2018, The remaining 1,000,000 are scheduled to vest equally over the 12 months of 2019.

(b)	Unvested Time Conditioned Restricted Stock Award granted November 17, 2017. The total number of Restricted Stock Awarded was 850,000 shares of which 613,887 have actually been issued and 236,113 remained unvested as per December 31, 2018

1	The stock options vested on the grant date May 10, 2018 and will start vesting February 5, 2019 for 1/3 and will be followed by 24 equal monthly vestings, expiration date will be February 5, 2022.

2	The stock options were granted on January 9, 2017, start vesting January 7, 2018 for 1/3 and will have 24 subsequent equally monthly vestings, expiration date will be January 7, 2020

OPTION EXERCISES AND STOCK VESTED

The following table represents stock options that have been exercised and restricted stock awards that have vested as of December 31, 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(a)	Value Realized on Vesting ($)
Robert H. Turner	0	$-	1,375,000	$2,986,250.00

Vic Bozzo	0	$-	306,943	736,663.20

Edward O’Donnell	0	$-	0	-

Denis McCarty	0	$-	0	-

			1,890,272	$4,265,819

Our named executive officers did not participate in, or otherwise receive any benefits under, a nonqualified deferred compensation plan during 2018.

(a)	The awards have been granted in 2017 and 2018 and vested during 2017 and 2018, however, some of the shares vested in 2017 were only issued and delivered early 2018. The corresponding share-based compensation expenses have been accounted for in the year of vesting with an fair market value adjustment at the delivery date of the shares of common stock.

DIRECTOR COMPENSATION

The basic compensation for serving as a non-executive director is USD $80,000 per year, with an additional USD $10,000 for non-executive directors serving in one committee and USD $20,000 paid to non-executive directors who serve on more committees of our Board of Directors, USD $30,000 for serving as chairman of the Audit Committee and USD $5,000 for serving as a chairman of the other committees. Generally, during a non-executive director’s first year of service, a minimum of 50% of such director’s compensation is paid through the issuance of common stock with the remaining portion paid in cash. In subsequent years of service, a non-executive director gets to elect the method and proportion of payment. Compensation was paid per quarter in arrears, whereby the conversion of cash in shares was done at the average closing share price of the Company of the 10 days prior to the start of the quarter discounted by 25%. This is in line with our policy to stimulate as much as possible conversion into shares to preserve our cash position.

The following table represents compensation earned or paid in 2018 to our non-executive directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Yves van Sante (2)	$129,851	$237,865	$-	$-	$(42,767)	$-	$324,949
Laura Thomas (3)	181,054	47,002	31,941	-	(48,048)	-	211,948
Luis Jimenez Tuñon (4)	40,000	437,758	-	-	(97,749)	-	380,009
Robert Lippert (5)	-	-	-	-	19,899	-	19,899

(1)	The amounts included in these columns are the aggregate fair values of the awards granted by the Company to the directors in the fiscal year in lieu of cash fees or other awards, valued in accordance with FASB ASC Topic 718 for the fiscal year ended December 31, 2018. Pursuant to SEC rules, the amounts in these columns exclude the impact of estimated forfeitures related to service-based vesting conditions. The share prices used for the 2018 calculations in this table are the share prices of the last 10 trading days of the quarter covering the compensation related period. Compensation to the directors can be elected by the directors, at the beginning of the quarter, either in cash or in shares. When directors opt for payment in shares there is a 25% discount on the ‘purchase’ price. The amounts however are shown at fair market value at the date of delivery. In principle non-executive officer directors might earn up to approximately 33% more than the standard director fees if they have elected to receive 100% compensation in shares.

(2)	Mr. van Sante earned a cash directorship fees of $129,851 which includes deferred board fee payable as per December 31, 2017. During 2018 Mr. van Sante earned EUR 25,000 outside the normal board fee arrangement and furthermore Mr. van Sante was compensated $26,042 for directorships activities for the Company’s subsidiaries. During 2018 a fair market value of $237,865 in shares of common stock were issued to Mr van Sante for shares which were awarded in 2017 and vested during 2018 66,666 shares and an award of 40,000 shares. Mr. van Sante did not elect to have his directorship fees paid in shares for 2018. Currently $49,459 of his fees is still unpaid. The number of shares pending to be issued as per December 31, 2018 for non-cash compensation in lieu of cash for services prior to 2018 is 133,052 which have a fair market value of $294,512 and are expected to be issued in the first quarter of 2019.

(3)	Ms. Thomas earned cash directorship fees of $181,054 in 2018, of which $7,113 was paid as a deferred part of her 2017 cash compensation. Ms. Thomas ceased to be a member of the Board of Directors in November 2018.

(4)	Mr. Tuñon elected to have all regular board fees to be paid in shares at the terms described above. During 2018 Mr. Tuñon earned $40,000 outside his normal board fee arrangement for special projects. During 2018 a total fair market value of $437,758 in shares were issued to Mr. Tuñon which were awarded in 2017 and vested during 2018 (66,666 shares) and 101,436 shares with an fair market value of $289,093 were delivered. As per December 31, 2018, the number of shares pending to be issued as per December 31, 2018 for non-cash compensation in lieu of cash for services prior to 2018 is 84,179 which have an fair market value of $142,263 and are expected to be issued in the first quarter of 2019. Another 16,668 shares of common stock which have vesting in 2018 as part of a time conditioned award which have a fair market value of $28,169.

(5)	Mr. Lippert joined our Board of Directors in November 2018 and didn’t receive cash directorship fees in 2018, however, an amount of $8,125 is currently being booked as deferred cash fees and is expected to be paid in early 2019, another $11,774 being the fair market value as per December 31, 2018 for 6,967 shares is being accounted for and shares are expected to be delivered early 2019.

TRANSACTIONS WITH RELATED PERSONS

Management of the Company is not aware of a material interest, direct or indirect, of any director or officer of the Company, any other informed person of the Company, or any associate or affiliate of any such person, in any transaction since the commencement of the Company’s most recently completed fiscal year or in any proposed transaction which has materially affected or would materially affect the Company or any of its subsidiaries, except for:

During 2018, the Company retained Robert Turner of InTown Legal Services, who is the son of Robert H. Turner, Executive Chairman of the Board. InTown Legal Services has a $5,000 per month minimum retainer with the Company and was paid $66,114 in 2017 and $133,194 in 2018. The agreement between the Company and InTown Legal Services is an at will agreement.

In the event of any future transactions between us and our officers, directors or five percent stockholders, and respective affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by our independent directors.

Procedures for Approval of Related Party Transactions

Related party transactions are subject to the advance review and approval of the Audit Committee and/or the full Board of Directors, with advice from the Chief Compliance Officer as well as outside counsel. In its review, the Audit Committee and/or Board is provided with full disclosure of the parties involved in the transaction and considers the relationships amongst the parties and members of our Board of Directors and executive officers.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF PARETEUM

The following table sets forth, based on 111,488,578 shares of our common stock outstanding as of May 24, 2019, certain information as to the stock ownership of each person known by us to own beneficially five percent or more of our outstanding common stock, of each of the named executive officers and directors, and of all the named executive officers and directors as a group. In computing the outstanding shares of common stock, we have excluded all shares of common stock subject to options, warrants or other securities that are not currently exercisable or exercisable within 60 days and are therefore not deemed to be outstanding and beneficially owned by the person holding the options, warrants or other securities for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. Unless otherwise indicated, the address for each person listed below is c/o Pareteum Corporation, at 1185 Avenue of the Americas, 37th Floor, New York, NY 10036.

Name of Beneficial Holder	Number of Shares of Common Stock Owned(A)		Percent of Class as of May 24, 2019
5% or More Holders (none reported)

Officers & Directors
Yves Van Sante	286,285	(2)	0.3%
Robert H. Turner	2,765,973	(4)	2.5%
Luis Jimenez-Tuñon	291,166	(5)	0.3%
Robert Lippert	16,967	(1)	0.0%
Victor Bozzo	874,590	(6)	0.7%
Denis McCarthy	81,250	(3)	0.1%
Edward O’Donnell	267,585	(7)	0.2%
All Officers and Directors as a Group (7 Persons)	4,583,816	(2)-(7)	4.0%

(A) Calculated in accordance with Rule 13d-(3)(d)(1) under the Securities Exchange Act of 1934.

(1) Issued options have not yet vested.

(2) Excludes 133,333 shares of common stock pursuant to a restricted stock award which does not vest within 60 days of May 24, 2019.

(3) Includes 81,250 shares of common stock issuable upon exercise of options vested or to be vested within 60 days of May 24, 2019.

(4) Includes stock received and purchased through March 18, 2019.

(5) Excludes 94,448 shares of common stock pursuant to a restricted stock award which does not vest within 60 days of May 24, 2019.

(6) Includes 123,612 shares of common stock issuable upon exercise of options vested or to be vested within 60 days of May 24, 2019.

(7) Includes (i) 36,111 shares of common stock issuable upon exercise of options vested or to be vested within 60 days of May 24, 2019, at an exercise price of $2.37, and (ii) 180,549 shares of common stock issuable upon exercise of options vested or to be vested within 60 days of May 24, 2019, at an exercise price of $1.00.

HOUSEHOLDING OF MATERIALS

In some instances, only one copy of the proxy materials is being delivered to multiple Stockholders sharing an address, unless we have received instructions from one or more of the Stockholders to continue to deliver multiple copies. We will deliver promptly, upon oral or written request, a separate copy of the applicable materials to a Stockholder at a shared address to which a single copy was delivered. If you wish to receive a separate copy of the proxy materials you may call us at (212) 984-1096 or send a written request to Pareteum Corporation, 1185 Avenue of the Americas, 37th Floor, New York, NY, 100085, attention: Secretary. If you wish to receive a separate copy of the proxy materials, and wish to receive a separate copy for each stockholder in the future, you may call us at the telephone number or write us at the address listed above. Alternatively, stockholders sharing an address who now receive multiple copies of the proxy materials may request delivery of a single copy, also by calling us at the telephone number or writing to us at the address listed above.

STOCKHOLDER PROPOSALS FOR THE 2020 ANNUAL MEETING

Our bylaws provide that, for matters to be properly brought before an annual meeting, business must be either (i) specified in the notice of the annual meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the annual meeting by a stockholder.

Stockholder proposals intended for inclusion in our proxy statement relating to the next annual meeting in 2020 must have been received by us no later than April 18, 2020. If the date of the 2020 annual meeting is moved by more than 30 days before or after the anniversary date of the Meeting, then the deadline for inclusion of a stockholder proposal in our proxy materials for the 2020 annual meeting is instead a reasonable time before we begin to print and send our proxy materials for that meeting. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Exchange Act.

Notice to us of a stockholder proposal submitted otherwise than pursuant to Rule 14a-8 also will be considered untimely if received at our principal executive offices other than during the time period set forth below and will not be placed on the agenda for the 2020 annual meeting. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to our secretary. To be timely, a stockholder’s notice must be delivered to the secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us.

A copy of the full text of the Company’s Bylaws may be obtained online on our website at www.Pareteum.com in the Corporate Governance section of our Investor Relations webpage or upon written request to Pareteum Corporation, 1185 Avenue of the Americas, 37th Floor, New York, NY 10036, Attention: Secretary.

SOLICITATION

The Company will pay the cost of soliciting proxies. In addition to solicitations by mail, proxies also may be solicited personally, or by telephone or electronic means by some directors, officers and regular employees of the Company, without additional compensation. The Company has engaged The Proxy Advisory Group, LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee, plus customary disbursements, which are not expected to exceed $15,000 in total. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material and other stockholder materials to the beneficial owners of common stock where those owners request such materials.

OTHER MATTERS

The Board of Directors knows of no other matter before the Meeting other than the matters identified in this proxy statement. However, if any other matter properly comes before the Meeting, it is the intention of the persons named in the proxy solicited by the Board to vote the shares represented by them in accordance with their best judgment.

ANNUAL REPORT

Upon written request to Pareteum Corporation, 1185 Avenue of the Americas, 37th Floor, New York, NY, 10002, attention: Secretary, we will provide without charge to each person requesting a copy of our 2018 Annual Report, including financial statements filed therewith. We will furnish a requesting Stockholder with any exhibit not contained therein upon specific request. In addition, this proxy statement as well as our 2018 Annual Report, are available on our website at http://www.pareteum.com.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Robert H. Turner.
Robert H. Turner
Chief Executive Officer and Executive Chairman

If you would like to request documents from us, please do so by June 17, 2019, to receive them before the Meeting. If you request any documents from us, we will provide them, without charge, by first class mail or equally prompt means, within one business day of receipt of such request (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this proxy statement incorporates). A list of stockholders will be available for inspection by stockholders of record during business hours at the Company’s corporate headquarters at 1185 Avenue of the Americas, 37th Floor, New York, NY 10036, for five business days prior to the Meeting and will also be available for review at the Meeting.

PARETEUM CORPORATION 1185 Avenue of the Americas, 37th Floor NEW YORK, NY 10036 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 07/16/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 07/16/2019. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: The Board of Directors recommends you vote FOR the following propsals: 1. Proposal to elect four directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. Nominees For Against Abstain 1A Robert H. Turner 1B Yves van Sante 1C Luis Jimenez-Tuon 1D Robert L. Lippert For Against Abstain 2. Proposal to ratify the appointment of Squar Milner LLP as Pareteum's indpendent registered public accounting firm for the year ending December 31, 2019. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000425102_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K are available at www.proxyvote.com PARETEUM CORPORATION Annual Meeting of Shareholders July 17, 2019 10:00 AM This proxy is solicited by the Board of Directors The stockholders hereby appoints Robert H. Turner and Edward O'Donnell, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of PARETEUM CORPORATION that the stockholders is/are entitled to vote at the Annual Meeting of stockholders to be held at 10:00 AM, Eastern Time on 7/17/2019, at 1185 6th Ave New York, NY 10036, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side 0000425102_2 R1.0.1.18